Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST ANNOUNCES ACTION PLAN TO MITIGATE COVID-19 IMPACT

Bethesda, MD, March 23, 2020 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company” or “Pebblebrook”) today announced that in addition to the significant efforts underway to protect the health and safety of its guests and employees, as well as its communities, the Company has taken and is taking many substantial, additional steps to address the operating and financial impact of the COVID-19 (coronavirus) pandemic.

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The Company and its hotel management companies have or will shortly be temporarily suspending operations at the vast majority of its hotels and resorts and have significantly reduced staffing and expenses at the properties that remain open. This difficult decision to suspend or dramatically reduce operations was made in response to numerous government mandates and health official recommendations, the effective elimination of hotel demand, and is in the best interest of the communities in which our properties and employees are located. As of yesterday, 28 of the Company’s hotels and resorts had suspended operations, with most of the Company’s remaining 26 hotels and resorts anticipated to suspend operations by March 30. In addition, the Company’s asset managers are working closely with our hotel operating partners to significantly reduce operating expenses and conserve cash over the immediate period.

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Reduce capital investments by $50 million. The Company will conserve $50 million by postponing all non-essential capital investments other than completing the 2020 major projects which have been underway for many months, are purchased and are nearing completion in most cases and should be complete in the next month or two, assuming construction work is allowed to continue or restart as ordered by the local public authorities. The Company will re-evaluate all deferred 2020 and 2021 capital projects later in 2020 as clarity improves on the impact of the COVID-19 pandemic on hotel demand, the Company’s financial condition and the overall economic environment.

At the corporate level, Pebblebrook is taking aggressive actions to increase liquidity, reduce operating expenses and preserve cash.

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The Company reduced its regular quarterly common dividend per share to one penny, conserving $50 million of cash per calendar quarter. The regular quarterly preferred dividend payments already declared will be made for the first quarter ending March 30, 2020. The Company’s Board of Trustees will continue to monitor the Company’s financial performance and economic outlook and intends to either resume a regular quarterly common dividend at a time and level determined to be prudent in 2020 or declare and pay any dividend required to be made for 2020 at the end of the year.

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Increased liquidity to $740 million of cash on hand. Last week the Company drew down $643 million on its $650 million unsecured credit facility out of an abundance of caution to ensure that the Company has sufficient liquidity and funds to meet its ongoing operating needs for a sustained period. The Company has no scheduled debt maturities until November 2021. The Company’s bank group has been highly supportive and complimentary of Pebblebrook’s quick, decisive and comprehensive efforts to conserve cash and safeguard the value of the Company and its properties.

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Executive Officers and the Board of Trustees of Pebblebrook have volunteered to substantially reduce their compensation for 2020.Jon E. Bortz, Chairman, President, and Chief Executive Officer, has volunteered to forego his salary for the remainder of the year, effective April 1, 2020. Raymond D. Martz, Chief Financial Officer, and Thomas C. Fisher, Chief Investment Officer, have both volunteered to reduce their salaries by 30% for the remainder of the year, also effective April 1, 2020. The Board of Trustees has also volunteered to reduce their Independent Trustee compensation for 2020 by 30%. In addition, all three executive officers have agreed to forfeit any eligible cash bonuses for 2020 in lieu of shares and to forfeit all of the long-term share retention awards that were recently approved by the Board in February 2020 and granted before the rapidly accelerating events of the last few weeks.

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Reduced Corporate G&A Expenses by approximately $7 million. In addition to the various reduced salary, cash bonuses, and forfeiture of long-term retention share awards by the executive officers and Board of Trustees, the Company has enacted significant cost-saving measures and reductions, including corporate-wide employee salary reductions, forfeiture of cash bonuses in lieu of shares and forfeitures of restricted stock awards. In addition, the Company is also implementing a comprehensive cost reduction plan for corporate operating expenses. The Company anticipates these extensive reductions in executive officer, trustee and employee compensation, and other cost-cutting measures will reduce corporate G&A expenses by approximately $7 million for 2020.

“In the recent weeks since the COVID-19 outbreak expanded to impact the global economy, our country and the cities and resort areas in which we operate, we have made the difficult decision to temporarily suspend operations at the vast majority of our hotels and resorts to protect our guests, our employees and our communities and to safeguard long-term value for our shareholders,” said Mr. Bortz. “Our thoughts are with the more than 8,000 hardworking hotel employees and their families across our portfolio through this challenging period, and we expect these furloughs will be temporary. We have been working tirelessly with other industry leaders in conjunction with our political leaders to provide comprehensive financial support for our hotel employees and those throughout our industry. In the coming weeks, we and our hotel operating partners will be working on our plans to reopen and ramp up our hotels and resorts as soon as conditions improve, and we look forward to welcoming back our property associates at that time. Our seasoned executive team has been through numerous crises, and as a result, we have quickly taken decisive steps to enhance the Company’s liquidity and reduce our cash expenditures as we manage through an unprecedented and frankly unimaginable decline in hotel travel demand due to the COVID-19 pandemic and the actions of our governments and society to contain it and limit its toll.”

About Pebblebrook Hotel Trust

About Pebblebrook Hotel Trust Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 54 hotels, totaling approximately 13,400 guest rooms across 15 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include, among others: expectations of the Company’s future economic performance, savings due to cost-cutting measures, payments of dividends and the sufficiency of cash to meet operational needs. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, the supply of hotel properties, the effects of the COVID-19 pandemic, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of March 23, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
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www.pebblebrookhotels.com